Exhibit 99.1

NEWS RELEASE

APOGEE

Contact:	Mary Ann Jackson

Investor Relations

952-830-0674

mjackson@apog.com

For Immediate Release

Wednesday, September 10, 2003

APOGEE ANNOUNCES INTENT TO SELL HARMON AUTOGLASS, TAKES CHARGES FOR

ASSET IMPAIRMENT, ACCOUNTS FOR DIVESTITURE AS DISCONTINUED OPERATION

MINNEAPOLIS, MN (September 10, 2003) – Apogee Enterprises, Inc. (Nasdaq:APOG), which develops and delivers value-added glass products and services for the architectural, large-scale optical and automotive industries, today announced that it is in discussions to sell its retail auto replacement glass business, Harmon AutoGlass, as part of its long-term strategic realignment to focus on growth opportunities in its architectural and large-scale optical segments.

Apogee has engaged Lazard Freres & Co. to assist with the sale of the retail auto glass operations; a transaction is anticipated to close before the end of fiscal 2004 (February 28, 2004).

“This anticipated transaction will allow Apogee management to increase our focus on opportunities in our architectural glass products and services, and picture framing glass businesses where we have solid market positions and greater opportunities for profitable growth,” said Russell Huffer, Apogee chairman, president and chief executive officer. “We expect to make announcements related to our strategic refocus during the second half of fiscal 2004.

“Apogee’s roots are in the retail auto glass business, which made significant contributions to the company in past years,” he said. “But with the changes in market conditions, we believe Harmon AutoGlass is no longer a strategic fit for Apogee. Accordingly, we are aggressively pursuing the sale of Harmon AutoGlass to a buyer dedicated to the auto replacement glass industry, including auto glass insurance claims management. We believe Harmon AutoGlass can more effectively compete in a new ownership structure. We feel this will be a positive decision for Apogee and its shareholders, and for Harmon AutoGlass and its new owner, which will benefit from Harmon AutoGlass’ industry-leading installation technicians and customer service.”

To exit this business, Apogee expects to incur an after-tax charge of $6 to $10 million, or $0.22 to $0.36 per share, during fiscal 2004 for the transaction, transition and related restructuring costs.

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Apogee expects to record $4 to $6 million of the charge in the fiscal 2004 second quarter, ended August 30, due to a reduction of the carrying value of Harmon AutoGlass.

Apogee will account for the anticipated sale of Harmon AutoGlass as a discontinued business on its consolidated financial statements. Historical financial results after the impact of discontinued operations are included in this release.

With the anticipated sale of Harmon AutoGlass, Apogee’s automotive replacement glass and services segment will now include only its windshield manufacturing business. PPG Auto Glass, LLC, owned 34 percent by Apogee, will continue to be reported in equity in affiliates.

“Regarding second quarter results, which will be reported after the market closes on September 17, we anticipate that our earnings will be from $0.10 to $0.11 per share, excluding the Harmon AutoGlass impairment charge. This range does include Harmon AutoGlass operating results,” said Huffer. “Our earnings will be slightly below previous quarterly guidance of $0.14 to $0.18 per share due primarily to a $0.02 per share one-time charge largely resulting from the closure of a small satellite architectural paint finishing facility in Atlanta, as well as a revenue shortfall at Harmon AutoGlass.”

In its second quarter release next week, Apogee will provide updated fiscal year 2004 guidance that includes the impact of reporting Harmon AutoGlass as a discontinued operation and the related transaction charges.

Forward-looking statements

The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: Operational risks within (A) the Architectural segment: i) competitive, price-sensitive and changing market conditions; ii) economic conditions and the cyclical nature of the worldwide commercial construction industry; iii) product performance, reliability or quality problems that could delay payments, increase costs, impact orders or lead to litigation; and iv) the segment’s ability to fully utilize production capacity and project managers; (B) the Auto Glass segment: i) changes in market dynamics; ii) market seasonality; iii) highly competitive, fairly mature industry; iv) performance of the PPG Auto Glass LLC joint venture; and v) possible industry consolidation; and (C) the Large-Scale Optical segment: i) new product introductions and management of product life cycles; ii) intensely competitive markets; iii) highly cyclical markets that are impacted by economic slowdowns; iv) dependence on a relatively small number of customers; and v) ability to utilize manufacturing facilities. Additional factors include: i) quarterly revenue and operating results that are volatile and difficult to predict; ii) the uncertainty of whether we will be able to complete a sale of the Harmon AutoGlass business on terms, or within a time period, acceptable to us; iii) the possibility of a material product liability event; iv) the costs of compliance with governmental regulations relating to hazardous substances; v) management of discontinued operations exiting activities; and vi) foreign currency risk related to discontinued operations. The company cautions readers that actual future results could differ materially from those described in the forward-looking statements. The company wishes to caution investors that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and

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it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the forgoing and other risks and uncertainties, see Exhibit 99.1 to the company’s Report on Form 10-K for the fiscal year ended March 1, 2003.

Teleconference and simultaneous webcast

Apogee will host a live teleconference and webcast for investors at 9:30 a.m. Central Daylight Time tomorrow, September 11 to discuss this announcement. To participate in the teleconference, call 1-800-901-5231 toll free or 617-786-2961 international, access code 27937239. The replay will be available from 12 p.m. Central Daylight Time on Thursday, September 11, through midnight Central Daylight Time on Thursday, September 25, by calling 1-888-286-8010 toll free, access code 93887539. To listen to the live conference call over the internet, go to the Apogee web site at http://www.apog.com and click on “investor relations” and then the webcast link at the top of that page. The webcast also will be archived on the company’s web site.

Apogee Enterprises, Inc., headquartered in Minneapolis, is a world leader in technologies involving the design and development of value-added glass products, services and systems. The company is organized in three segments:

■	Architectural products and services companies design, engineer, fabricate, install and renovate the walls of glass and windows comprising the outside skin of commercial and institutional buildings. Businesses in this segment are: Viracon, the leading fabricator of coated, high-performance architectural glass for global markets; Harmon, Inc., one of the largest U.S. full-service building glass installation, maintenance and renovation companies; Wausau Window and Wall Systems, a manufacturer of custom aluminum window systems and curtainwall; and Linetec, a paint and anodizing finisher of window frames and PVC shutters.
■	Automotive replacement glass and services segment includes Viracon/Curvlite, a U.S. fabricator of aftermarket foreign and domestic car windshields.
■	Large-scale optical technologies companies develop and produce high technology glass that enhances the visual performance of products for the display, imaging and picture framing industries. Businesses in this segment are: Tru Vue, a North American value-added glass and matboard manufacturer for the custom framing and pre-framed art markets; and Viratec, a producer of optical thin film coatings for the global display, imaging and picture framing markets.

(Tables follow)

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Apogee Enterprises, Inc & Subsidiaries

Sales, Operating Income, Net Earnings, & Earnings Per Share by Quarter—F02-F04

(Dollar amounts in thousands, except for per share amounts)

(Unaudited)
Fiscal 2004	Q1
Net sales
— Architectural	$94,944
— Large-Scale Optical	15,737
— Auto Glass	10,791
— Corporate/other	(5)

Total net sales	$121,467

Operating income (loss)
— Architectural	$946
— Large-Scale Optical	(352)
— Auto Glass	1,942
— Corporate/other	(608)

Total operating income	$1,928

Net earnings
— Continuing operations	$409
— Discontinued operations	(101)

Net earnings	$308

Earnings per share—basic
— Continuing operations	$0.01
— Discontinued operations	—

Total earnings per share basic	$0.01

Earnings per share—diluted
— Continuing operations	$0.01
— Discontinued operations	—

Total earnings per share diluted	$0.01

(Unaudited)
Fiscal 2003	Q1	Q2	Q3	Q4	Full Year
Net sales
— Architectural	$107,993	$115,739	$121,901	$113,178	$458,811
— Large-Scale Optical	16,355	20,105	21,594	21,651	79,705
— Auto Glass	12,452	11,946	10,956	11,069	46,423
— Corporate/other	(1)	(1)	(34)	(21)	(57)

Total net sales	$136,799	$147,789	$154,417	$145,877	$584,882

Operating income (loss)
— Architectural	$6,425	$8,409	$10,846	$6,454	$32,134
— Large-Scale Optical	(918)	424	1,819	2,369	3,694
— Auto Glass	3,277	2,718	2,152	3,653	11,800
— Corporate/other	(488)	(622)	(652)	(298)	(2,060)

Total operating income	$8,296	$10,929	$14,165	$12,178	$45,568

Net earnings
— Continuing operations	$4,414	$7,092	$9,869	$7,506	$28,882
— Discontinued operations	824	1,476	(2,308)	1,042	1,033

Net earnings	$5,238	$8,568	$7,561	$8,548	$29,915

Earnings per share—basic
— Continuing operations	$0.16	$0.26	$0.36	$0.28	$1.05
— Discontinued operations	0.03	0.05	(0.08)	0.04	0.04

Total earnings per share basic	$0.19	$0.31	$0.28	$0.32	$1.09

Earnings per share—diluted
— Continuing operations	$0.15	$0.25	$0.35	$0.27	$1.02
— Discontinued operations	0.03	0.05	(0.08)	0.04	0.04

Total earnings per share diluted	$0.18	$0.30	$0.27	$0.31	$1.06

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Apogee Enterprises, Inc & Subsidiaries

Sales, Operating Income, Net Earnings, & Earnings Per Share by Quarter—F02-F04

(Dollar amounts in thousands, except for per share amounts)

(Unaudited)
Fiscal 2002	Q1	Q2	Q3	Q4	Full Year
Net sales
— Architectural	$116,225	$120,059	$124,619	$118,461	$479,364
— Large-Scale Optical	20,507	14,980	16,078	16,264	67,829
— Auto Glass	10,732	15,231	12,816	11,826	50,605
— Corporate/other	—	—	(1)	(5)	(6)

Total net sales	$147,464	$150,270	$153,512	$146,546	$597,792

Operating income (loss)
— Architectural	$7,020	$9,000	$9,056	$9,320	$34,396
— Large-Scale Optical	(16)	(1,475)	(1,469)	(1,390)	(4,350)
— Auto Glass	158	5,370	4,311	4,237	14,076
— Corporate/other	(495)	(520)	(273)	(720)	(2,008)

Total operating income	$6,667	$12,375	$11,625	$11,447	$42,114

Net earnings
— Continuing operations	$4,835	$8,034	$7,124	$5,249	$25,242
— Discontinued operations	766	2,307	(1,280)	(894)	899

Net earnings	$5,602	$10,341	$5,844	$4,355	$26,142

Earnings per share—basic
— Continuing operations	$0.17	$0.28	$0.26	$0.19	$0.90
— Discontinued operations	0.03	0.09	(0.05)	(0.03)	0.04

Total earnings per share basic	$0.20	$0.37	$0.21	$0.16	$0.94

Earnings per share—diluted
— Continuing operations	$0.17	$0.28	$0.25	$0.18	$0.88
— Discontinued operations	0.03	0.08	(0.05)	(0.03)	0.03

Total earnings per share diluted	$0.20	$0.36	$0.20	$0.15	$0.91